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                                                                    EXHIBIT 10.1

                                 March 30, 1999


Sepco Industries, Inc.
Bayou Pumps, Inc.
American MRO, Inc.
580 Westlake Park Boulevard, Suit 110
Houston, Texas 77079
Attention: Chief Financial Officer


         Re: WAIVER OF VIOLATION OF SECTIONS 9.3(A), (B) AND (C) OF THE SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT WITH FLEET CAPITAL CORPORATION AND AMENDMENT TO DEFINITIONS OF "BORROWING BASE", "COMMITMENT" AND "AVAILABILITY" IN THE SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND POSSIBLE INCREASE IN APPLICABLE ANNUAL RATE UNDER THE SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND ADDITION OF TWO NEW COVENANTS RELATING TO MONTHLY FIXED CHARGE RATIO AND MONTHLY AVERAGE AVAILABILITY AND DELETION OF RIGHT TO REQUEST EURODOLLAR LOANS.

Gentlemen:

         Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement, dated as of April 1, 1994, executed by Sepco Industries, Inc. ("Sepco") and Barclays Business Credit, Inc. (as amended from time to time, the "Loan Agreement"). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement. Sepco, Bayou Pumps, Inc. ("Bayou"), and American MRO, Inc. ("American") (Sepco, Bayou and American are hereinafter collectively referred to as the "Borrower") and Fleet Capital Corporation (successor-in-interest to Barclays Business Credit, Inc. and being hereinafter referred to as the "Lender") are the present parties to the Loan Agreement.

         The Borrower has informed Lender that as of the measurement periods ended December 31, 1998, and March 31, 1999, respectively, the Borrower was in violation of the financial covenants contained in Sections 9.3(A), (B) and (C) of the Loan Agreement (collectively, the "Financial Covenant Violations"), and has requested that Lender waive such Financial Covenant Violations.

         In addition, Borrower hereby agrees and acknowledges that it has requested, effective as of the date hereof, that (i) Lender agree to amend the definition of "Borrowing Base" contained in Section 1.1 of the Loan Agreement by deleting therefrom the phrase "Forty Million Dollars ($40,000,000)" and substituting therefor the phrase "Thirty Six Million Eight Hundred Thousand Dollars ($36,800,000)", (ii) Lender agree to amend and restate the definition of "Commitment" contained in Section 1.1 of the Loan Agreement to read in its entirety as follows: "Commitment - Thirty Six Million Eight Hundred Thousand Dollars ($36,800,000).", (iii) Lender agree to amend and restate the definition of "Availability" contained in Section 1.1 of the Loan Agreement to read in its entirety as follows:

         "Availability - The amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the undrawn amount of all LC Guaranties then outstanding is subtracted from the Borrowing Base, as the calculation is determined by Lender. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.",


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DXP Acquisition, Inc.
March 30, 1999
Page 2

(iv) the following sentence shall be added to Section 3.7(A) of the Loan
Agreement:

         "The Borrower agrees that Borrower shall no longer have the right to request a Eurodollar Loan under the Loan Agreement, and Lender shall not be required to make a Eurodollar Loan to Borrower.", and

(v) Lender agree to add the following two financial covenants to Section 9.3 of the Loan Agreement, which shall be added as a new Section 9.3(D) and a new
Section 9.3(E), which shall read and be as follows in their entirety:

         "(D) Maintain, on a consolidated basis in accordance with GAAP, as of the end of each fiscal month, beginning with the fiscal month ending on March 31, 1999, a Fixed Charge Ratio of not less than 1.00 to 1.00, for each such month.

         (E) Maintain average monthly Availability on a consolidated basis of not less than $3,000,000. For purposes of meeting this requirement, up to$1,000,000 of the Borrowing Base which is in excess of the combined Commitments of DXP Enterprises, Inc., Pelican State Supply Company, Inc., and Sepco Industries, Inc., Bayou Pumps, Inc. and America MRO, Inc. can be used to meet this average monthly Availability requirement."

         Lender hereby waives the Financial Covenant Violations and agrees to the revisions to the Loan Agreement set forth above; provided, however, that (i) such agreement to the above-described revisions to the Loan Agreement and such waiver shall not apply to or constitute a consent to any future amendment to any other provision of the Loan Agreement or a waiver of any other past, present or future violation or violations of any other provision of the Loan Agreement, and
(ii) Lender's agreement to the above-described revisions to the Loan Agreement and Lender's failure to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Lender's right at any time to exercise any right, privilege, or remedy in connection with the Loan Agreement, any other agreement, or any other contract or instrument, or
(b) amend or alter any provision of the Loan Agreement, any other agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of Borrower or any right, privilege, or remedy of Lender under the Loan Agreement, any other agreement, or any other contract or instrument.

         Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement and other agreements shall remain and continue in full force and effect.

         Except as expressly stated herein, Lender reserves all of its rights, privileges and remedies under the Loan Agreement, each other agreement and any other contracts or instruments executed by Borrower and/or for the benefit of Lender. In order to induce Lender to execute this letter, Borrower accepts and agrees to each provision of this letter.

         Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Lender for any purpose unless and until Lender receives a copy of this letter which has been duly signed by the Borrower.


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DXP Acquisition, Inc.
March 30, 1999
Page 3



                                               Yours very truly,

                                               FLEET CAPITAL CORPORATION

                                               By:  /s/ H. MICHAEL WILLS
                                                  ------------------------------
                                               Its: Senior Vice President
                                                  ------------------------------

AGREED AND ACCEPTED:

SEPCO INDUSTRIES, INC.

By:  /s/ GARY A. ALLCORN
   -------------------------------
Its: Senior Vice President/Finance
   -------------------------------

BAYOU PUMPS, INC.

By:  /s/ GARY A. ALLCORN
   -------------------------------
Its: Senior Vice President/Finance
   -------------------------------

AMERICAN MRO, INC.

By:  /s/ GARY A. ALLCORN
   -------------------------------
Its: Senior Vice President/Finance
   -------------------------------